MICHAEL G. SENECA
                          CERTIFIED PUBLIC ACCOUNTANT
                                7448 Amboy Road
                         Staten island, New York 10307

MEMBER:   AICPA                                        TEL:  (718) 356-4400
          NYSSCPA                                      FAX:  (718) 356-4500
          NJSSCPA


Arcturas Ventures, Inc.
77 Memorial Parkway
Atlantic Highlands, NJ  07116

As an independent certified public account, I consent to the inclusion in this Form SB-2 Registration Statement of our report dated August 31, 2000.


Very truly yours,


/s/ Michael G. Seneca
---------------------
Michael G. Seneca
Certified Public Accountant
October 12, 2000